EXHIBIT 10.25

                               EXCHANGE AGREEMENT


         THIS EXCHANGE AGREEMENT dated as of December 31, 2002 (this "Agreement"), is entered into by and between GFSI, Inc., a Delaware corporation ("Gear") and Jefferies & Company, Inc., for itself and as Manager of Jefferies Partners Opportunity Fund, LLC, Jefferies Partners Opportunity Fund II, LLC and Jefferies Employees Opportunity Fund, LLC (such entities being collectively referred to herein as "Jefferies").


                                    ARTICLE I
                                 EXCHANGE OFFER

         1.1 EXCHANGE OF NOTES. On the terms and subject to the conditions contained herein, Jefferies shall offer and sell to Gear $24,000,000 aggregate principal amount at maturity of 11.375% Senior Discount Notes (the "ORIGINAL NOTES") of GFSI Holdings, Inc. ("Parent") issued pursuant to an Indenture, dated as of September 17, 1997, between Parent and State Street Bank and Trust Company (as successor in interest to Fleet National Bank), as trustee, and in exchange therefore Gear shall issue, offer and sell to Jefferies $9,900,000 aggregate principal amount of its 9 5/8% Senior Subordinated Notes (the "Exchange Notes"). The Exchange Notes will be issued pursuant to an Indenture, dated as of December 31, 2002, between Gear and State Street Bank and Trust Company, as Trustee (the Exchange Note Indenture"). The Exchange Notes will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act") pursuant to an exemption from the Securities Act.

         1.2 CLOSING. On the terms and subject to the conditions set forth herein, the closing of the sale and purchase of the Original Notes in exchange for the issuance, sale and purchase of the Exchange Notes (the "Closing") shall take place at the offices of Mayer, Brown, Rowe & Maw, 1675 Broadway, New York, New York 10019 on December 31, 2002 or at such other place or time as may be mutually agreed to by Gear and Jefferies. The date of the Closing is referred to herein as the "Closing Date."

         1.3      CLOSING DELIVERIES.

                  (a) At the Closing, Jefferies shall deliver to Gear: (i) $24,000,000 aggregate principal amount at maturity of the Original Notes, deposited in an account specified by Gear; and (ii) this Agreement duly executed by Jefferies.

                  (b) At the Closing, Gear shall deliver to Jefferies & Company,
         Inc.: (i) this Agreement duly executed by Gear; (ii) the Exchange Note Indenture duly executed by Gear and the Trustee; and (iii) Exchange Notes in the original principal amount of $9,900,000 (such delivery shall occur in such names, forms, and amounts as Jefferies shall specify and delivery shall be made through the facilities of The Depository Trust Company).

                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF GEAR.

         Gear represents and warrants to Jefferies as follows:

         2.1 ORGANIZATION. Gear is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         2.2 AUTHORIZATION OF THIS AGREEMENT. Gear has the requisite corporate power to execute and deliver this Agreement and to perform the transactions contemplated hereby to be performed by it. The execution and delivery by Gear of this Agreement and the performance by it of the transactions contemplated hereby to be performed by it have been duly authorized by all necessary corporate action on the part of Gear. This Agreement has been duly executed and delivered by a duly authorized officer of Gear and constitutes a valid and binding obligation of Gear, enforceable against Gear in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         2.3 AUTHORIZATION OF EXCHANGE NOTES AND INDENTURE. Gear has the requisite corporate power to execute and deliver the Exchange Notes and the Exchange Note Indenture and to perform the transactions contemplated thereby to be performed by it. The execution and delivery by Gear of each of the Exchange Notes and the Exchange Note Indenture and the performance by it of the transactions contemplated thereby to be performed by it will (at the time of the execution and delivery thereof) be duly authorized by all necessary corporate action on the part of Gear. Each of the Exchange Notes and the Exchange Note Indenture will (at the time of execution and delivery thereof) be duly executed and delivered by a duly authorized officer of Gear and constitute a valid and binding obligation of Gear, enforceable against Gear in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         2.4      NO CONFLICTS.

                  (a) None of the execution and delivery by Gear of this Agreement or the Exchange Note Indenture or the consummation of the transactions contemplated hereby or thereby, or compliance by Gear with any of the provisions hereof or thereof will (i) conflict with the certificate of incorporation, bylaws, or any other organizational or governing documents of Gear, if applicable, (ii) conflict with, violate, result in a breach of, or constitute a default under any contract, agreement, undertaking, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, deed of trust, franchise, insurance policy, commitment or other instrument, arrangement or agreement, whether written or oral to which Gear is a party or by which its properties or assets are bound or affected, or
         (iii) violate any law to which Gear, or any of its properties or assets, is subject.


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

                  (b) No consent, waiver, approval, order, or authorization of, or registration or filing with, or notification to any person is required on the part of Gear in connection with the execution and delivery of this Agreement or the Exchange Note Indenture or the compliance by Gear with any of the provisions hereof or thereof, other than those obtained on or prior to the date hereof and the filing of any notice or reports as are required to be filed under any applicable state securities or blue sky laws in order to qualify for exemptions applicable to the offer and issuance of the Exchange Notes.

         2.5 NO REGISTRATION. The offer, issuance, sale, and delivery of the Exchange Notes contemplated by this Agreement, as provided in this Agreement, are exempt from the registration requirements of the Securities Act and all applicable state securities laws, and are otherwise in compliance with such laws. Gear will not take any action (including any offering of any securities of Gear under circumstances that would require the integration of such offering with the offering of the Exchange Notes contemplated by this Agreement under the Securities Act and the rules and regulations of thereunder) that would subject the offering, issuance, or sale of the Exchange Notes contemplated by this Agreement, to the registration requirements of Section 5 of the Securities Act.

         2.6 INVESTMENT COMPANY REPRESENTATION. Gear is not and, after giving effect to the offering and sale of the Exchange Notes, will not be an "investment company" (as defined in the Investment Company Act of 1940, as amended).


                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF JEFFERIES

         Jefferies represents and warrants to Gear as follows:

         3.1 AUTHORIZATION. Jefferies has the requisite corporate power to execute and deliver this Agreement and to perform the transactions contemplated hereby and thereby to be performed by it. The execution and delivery by Jefferies of this Agreement and the performance by it of the transactions contemplated hereby or thereby to be performed by it have been duly authorized by all necessary corporate action on the part of Jefferies. This Agreement has been duly executed and delivered by or on behalf of Jefferies and this Agreement constitutes a valid and binding obligation of Jefferies enforceable against Jefferies in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         3.2      SECURITIES ACT MATTERS.

                  (a) Jefferies is acquiring the Exchange Notes for its own account, for investment and not with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act.

                  (b) Jefferies understands that (i) the Exchange Notes have not been registered under the Securities Act or the securities laws of any state or foreign jurisdiction and are


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

         being issued by Gear in a transaction exempt from the registration requirements of the Securities Act and (ii) the Exchange Notes may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction.

                  (c) Jefferies further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to Jefferies) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

                  (d) All information desired by Jefferies concerning Gear, Parent and the Exchange Notes or any other matter relevant to its decision to purchase the Exchange Notes is or has been made available to it.

                  (e) Jefferies is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act) purchasing for its own account, and it is acquiring the Exchange Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. Jefferies has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Exchange Notes and is able to bear the economic risk of its investment.

         3.3      NO CONFLICTS; CONSENTS AND APPROVALS.

                  (a) None of the execution and delivery by Jefferies of this Agreement or the consummation of the transactions contemplated hereby or compliance by Jefferies with any of the provisions hereof will (i) conflict with the certificate of incorporation, bylaws, or any other organizational or governing documents of Jefferies, if applicable, or
         (ii) violate any law to which Jefferies, or any of its properties or assets, is subject.

                  (b) No consent, waiver, approval, order, or authorization of, or registration or filing with, or notification to any person is required on the part of Jefferies in connection with the execution and delivery of this Agreement or the compliance by Jefferies with any of the provisions hereof.

         3.4 OWNERSHIP. Jefferies is the sole record and beneficial owner of all of the Original Notes being offered and sold by it in exchange for the Exchange Notes and has good title to such Notes, free and clear of any mortgage, lien, pledge, charge, security interest or other encumbrance.

                                   ARTICLE IV
                         REGISTRATION OF EXCHANGE NOTES

         4.1 FILING OF REGISTRATION STATEMENT. Gear shall prepare and file or cause to be prepared and filed with the Securities and Exchange Commission (the "SEC"), within 120 days after the Closing Date, an exchange offer registration statement on the appropriate form under the Securities Act (the "Registration Statement") to enable the holders of the Exchange Notes to


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

exchange (the "Exchange Offer") the Exchange Notes for publicly registered notes having terms substantially identical to the Exchange Notes (the "Registered Notes").

         4.2 EFFECTIVENESS OF REGISTRATION STATEMENT. Gear shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC within 180 days after the Closing Date. Upon the effectiveness of the Registration Statement, Gear will offer to the holders of the Exchange Notes the opportunity to exchange their Exchange Notes for Registered Notes.


                                    ARTICLE V
                                  MISCELLANEOUS

         5.1   AMENDMENTS.   This  Agreement  may  be  amended,   modified,   or
supplemented only pursuant to a written instrument making specific reference to this Agreement and signed by each of the parties hereto.

         5.2 CONSTRUCTION. Unless the context otherwise requires, (i) all references to Articles, Sections, Schedules, or Exhibits contained in this Agreement are references to articles, sections, schedules, exhibits of or to this Agreement, (ii) words in the singular include the plural and VICE VERSA, and (iii) words of any gender include each other gender. As used in this Agreement the following words or phrases have the following meanings: (i) "hereby," "herein," "hereof," "hereto," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular provision hereof;
(ii) "include," "including," or derivatives thereof means "including without limitation"; (viii) "or" means "and/or"; and (iii) "person" means any individual, corporation, joint venture, partnership, limited partnership, limited liability company, trust, unincorporated association, or other form of business or legal entity or Governmental Body. The Article and Section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

         5.3   COUNTERPARTS.   This   Agreement  may  be  executed  in  multiple
counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         5.4 ENTIRE AGREEMENT. This Agreement, the Exchange Notes and the Indenture (collectively, the "Related Instruments") constitute the entire agreement of the parties hereto in respect of the subject matter hereof and thereof, and supersede all prior agreements or understandings among the parties hereto or thereto in respect of such subject matter.

         5.5   GOVERNING LAW; JURISDICTION.

               (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereof.

               (b) Each of the parties hereto submits to the exclusive jurisdiction of any state or federal court of the United States located in the State of New York with respect to any


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

         claim or cause of action arising out of this Agreement or the transactions contemplated hereby.

         5.6 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally,
(ii) on the third day (other than a Saturday, Sunday or any other day on which commercial banks are required by law or authorized to close in New York, New York (a "Business Day")) after being mailed by certified mail, return receipt requested, (iii) the next Business Day after delivery to a recognized overnight courier, or (iv) upon transmission and confirmation of receipt by a facsimile operator if sent by facsimile (and shall also be transmitted by facsimile to the persons receiving copies thereof), to the parties at the following addresses or facsimile numbers (or to such other address and facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

     If to Gear, to:

              9700 Commerce Parkway
              Lenexa, Kansas  66219
              Attention: Director of Corporate Finance/Corporate Controller Telephone No.: (913) 693-4396
              Facsimile No.: (913) 693-3907

     with a copy to (which shall not constitute notice):

              Mayer, Brown, Rowe & Maw
              1675 Broadway
              New York, New York 10019-5820
              Telephone No.: (212) 506-2500
              Facsimile No.:   (212) 849-5525
              Attention: James B. Carlson, Esq.

     If to Jefferies, to:

              11100 Santa Monica Boulevard, 10th Floor,
              Los Angeles, California  90025
              Attention: Lloyd H. Feller, Esq.
              Telephone No.:  (310) 914-1300
              Facsimile No.:   (301) 914-1014
              or at such other address as Jefferies shall have specified to Gear in writing.


         5.7 PUBLIC STATEMENTS. Neither Jefferies nor Gear shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless such party determines that disclosure is otherwise required by applicable law; provided, however, that to the extent any such disclosure is so required, the party intending to make such release shall use its commercially reasonable efforts consistent with such applicable law to consult with the other party in respect of the text thereof.


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


         5.8 SEVERABILITY. If any provision of this Agreement or any Related Instrument or the application of such provision to any person or circumstance shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable under the applicable law of any jurisdiction, (i) the remainder of this Agreement or the application of such provision to other persons or circumstances or in other jurisdictions shall not be affected thereby, and (ii) such invalid, illegal, or unenforceable provision shall not affect the validity or enforceability of any other provision of this Agreement or any Related Instrument.

         5.9   SUCCESSORS  AND  ASSIGNS.    This  Agreement  and  each  Related
Instrument and the rights evidenced hereby and thereby shall inure to the benefit of and be binding upon the successors and assigns of each of Gear and Jefferies. The provisions of this Agreement are intended to be for the benefit of all holders from time to time of any of the Exchange Notes and shall be enforceable by any such holder.

         5.10  SURVIVAL.   The representations,  warranties, and  covenants  set
forth in this Agreement shall survive the consummation of the transactions contemplated.

         5.11 SPECIFIC PERFORMANCE. Damages in the event of breach of Article IV of this Agreement by Gear would be difficult or impossible to ascertain and it is therefore agreed that Jefferies, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction enjoining any such breach of Article IV and enforcing specifically the terms and provisions thereof subject to any restrictions under applicable law with respect to Gear's ability to perform thereunder, and Gear hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief or lack of proof of actual damages. The existence of the rights under this Section 5.11 will not preclude Jefferies from pursuing any other right or remedy which may be available at law or in equity.

                                    * * * * *

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         IN WITNESS  WHEREOF,  the  undersigned  have cause this Agreement to be duly executed as of the date first written above.



                                 GFSI, INC.


                                 By: /s/ Larry Graveel
                                    -------------------------------------------
                                    Name:  Larry Graveel
                                    Title: President and Chief Operating Officer



                                    JEFFERIES & COMPANY, INC., for itself and as
                                    Manager of  Jefferies  Partners  Opportunity
                                    Fund, LLC,  Jefferies  Partners  Opportunity
                                    Fund  II,   LLC  and   Jefferies   Employees
                                    Opportunity Fund, LLC


                                 By:  /s/ Robert J. Welch
                                    -------------------------------------------
                                    Name: Robert J. Welch
                                    Title: Vice President